Exhibit 10.3


                                 PROMISSORY NOTE

Date: October ___, 2006                          Principal Amount: $9,168,468.71

      FOR VALUE RECEIVED, the undersigned, GILBERT HEINTZ & RANDOLPH LLP, a District of Columbia limited liability partnership (the "Debtor"), hereby promises to pay to the order of CONGOLEUM CORPORATION, a debtor-in-possession in the case designated as Case No. 03-51524 (jointly administered) pending in the United States Bankruptcy Court for the District of New Jersey (the "Noteholder") the Principal Amount set forth above, payable at such times, and in such amounts, as are specified in the Note Agreement (as defined below). Capitalized terms used herein and not defined herein are used herein as defined in the Note Agreement.

      The Debtor promises to pay interest on the unpaid principal amount of this Promissory Note from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Note Agreement.

      Both principal and interest are payable in U.S. dollars to the Noteholder to the Payment Account specified in the Note Agreement (as defined below) or such other address as the Noteholder may from time to time notify the Debtor in writing, in immediately available funds.

      This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Note Agreement, dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Note Agreement"), among Debtor, Noteholder and the Bondholders' Committee (as defined therein).

      The Note Agreement, among other things, contains provisions for acceleration of the maturity of the unpaid principal amount of this Promissory Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      This Promissory Note is entitled to the benefits of, and is secured by, the Security Agreement.

      Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Debtor.

      This Promissory Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.



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      IN WITNESS WHEREOF, the Debtor has caused this Promissory Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

                                    GILBERT HEINTZ & RANDOLPH LLP


                                    By: ________________________
                                        Name:
                                        Title:



                                 Signature Page